Exhibit 99.1

Olympus Merger Sub, Inc. announces successful receipt of requisite consents relating to

5.375% Senior Notes due 2022 of West Corporation; Extends Early Tender Date to September 21, 2017

New York, NY, September 19, 2017– Olympus Merger Sub, Inc. (the “Offeror”), an affiliate of certain investment funds managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO), announced that West Corporation (“West”) has received the requisite consents to amend certain terms of the indenture governing West’s 5.375% Senior Notes due 2022 (the “Notes”) in connection with the previously announced Tender Offer and Consent Solicitation (each as defined below). The amendments, which will not become operative until the tendered Notes are accepted for purchase by the Offeror, will amend the indenture governing the Notes to eliminate or modify substantially all of the restrictive covenants relating to West and its subsidiaries, certain reporting obligations, certain events of default and related provisions.

The Offeror also has extended the Early Tender Date (as defined in the Offer to Purchase and Consent Solicitation Statement (as defined below)) to 5:00 p.m., New York City time, on September 21, 2017 (unless further extended or earlier terminated), with holders validly tendering (and not validly withdrawing) their Notes and delivering their consents prior to such time being eligible to receive the Total Consideration (as defined in the Offer to Purchase and Consent Solicitation Statement), which includes the Early Participation Premium (as defined in the Offer to Purchase and Consent Solicitation Statement) of $30.00 per $1,000 principal amount of the Notes, on the Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement). However, the Offeror has not extended the Withdrawal Deadline (as defined in the Offer to Purchase and Consent Solicitation Statement), and any Notes previously tendered or tendered at a future time may no longer be validly withdrawn (except as required by law). Notes tendered after the Early Tender Date will only be eligible to receive the Tender Consideration (as defined in the Offer to Purchase and Consent Solicitation Statement).

As previously announced, on September 6, 2017, the Offeror commenced the tender offer to purchase for cash any and all of West’s outstanding $1,000,000,000 aggregate principal amount of Notes (the “Tender Offer”). In connection with the Tender Offer, the consent of the holders of the Notes to the amendments described above (the “Consent Solicitation”) also was solicited.

The Tender Offer and Consent Solicitation are subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 6, 2017, relating thereto (the “Offer to Purchase and Consent Solicitation Statement”).

As of 5:00 p.m., New York City time, on September 19, 2017, the Offeror has been advised by Global Bondholder Services Corporation, as the tender agent and information agent for the Tender Offer and Consent Solicitation, that Notes were validly tendered and not withdrawn, and consents were delivered and not revoked, in respect of $989,279,000 in aggregate principal amount, or approximately 98.93%, of the outstanding $1,000,000,000 aggregate principal amount of Notes. As a result the requisite consent of noteholders was obtained, and West and The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture governing the Notes, entered into the supplemental indenture described in the Offer to Purchase and Consent Solicitation Statement. The supplemental indenture became effective upon execution thereof, but the amendments to the indenture governing the Notes to eliminate or modify substantially all of the restrictive covenants relating to West and its subsidiaries, certain reporting obligations, certain events of default and related provisions will not become operative until the tendered Notes are accepted for purchase by the Offeror.

The Tender Offer and Consent Solicitation are being conducted in connection with the previously announced merger agreement, pursuant to which, among other things, Mount Olympus Holdings, Inc., the parent of the Offeror, has agreed to acquire West (the “Acquisition”). The Offeror’s obligation to accept and pay for the Notes is conditioned upon, among other things, the substantially concurrent closing of the Acquisition.

RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC are acting as joint-dealer managers and joint-solicitation agents (the “Joint Dealer Managers”) and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are acting as co-dealer managers and co-solicitation agents (together with the Joint Dealer Managers, the “Dealer Managers”) for the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation is acting as the tender agent and information agent for the Tender Offer and Consent Solicitation.

Requests for documentation may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-3900 (for all others).

Questions or requests for assistance in relation to the Tender Offer and Consent Solicitation may be directed to the Dealer Managers at (877) 381-2099 (toll free) or (212) 618-7822 (collect) for RBC Capital Markets, LLC or (800) 820-1653 (toll free) or (212) 538-1862 (collect) for Credit Suisse Securities (USA) LLC.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. The Tender Offer and the Consent Solicitation are being made solely pursuant to the Offer to Purchase and Consent Solicitation Statement and related documents. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer and Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of the Offeror by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, St. Louis, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $232 billion as of June 30, 2017 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. The forward-looking statements include, without limitation, statements concerning the Tender Offer and Consent Solicitation. Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside the Offeror’s or West’s control that may cause actual results to differ materially from the forward-looking statements. You should not place undue reliance on forward-looking statements as a prediction of actual results. The Offeror expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Apollo Contacts:

For investor inquiries regarding Apollo, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Noah Gunn

Investor Relations Manager

Apollo Global Management, LLC

212-822-0540

ngunn@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com